                    EXHIBIT 11- STATEMENT RE: COMPUTATION OF
                               PER SHARE EARNINGS

                                                      For The Three Months Ended         For The Nine Months Ended
                                                             September 30,                     September 30,
                                                      --------------------------         -------------------------
                                                        1995             1994             1995              1994
Net Income                                          $15,130,361      $12,510,387      $39,657,072        $41,441,100

Net Income per Share                                $      0.46      $      0.37      $      1.20        $      1.21

Weighted Number of Common Shares Outstanding         33,107,380       34,276,614       33,100,867         34,364,106





See condensed notes to consolidated financial statements.





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